UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2009

Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02  Departure of Certain Officers; Appointment of Certain Officers

Departure of John E. Durbin, CFO and Appointment of Brian Rodriguez

Our Chief Financial Officer, John E. Durbin, has resigned from this position effective October 1, 2009.

Effective that same date, Brian Rodriguez, age 39, the Company’s former Chief Financial Officer, has been appointed as the Company’s interim CFO on an at-will basis with a monthly salary of $13,000.  In addition, Mr. Rodriguez shall be issued 750,000 shares of the Company’s restrictive common stock in October 2009 which shall vest immediately upon issuance.  Mr. Rodriguez has served as a Director of the Company since December 2007.   From December 2007 through January 2009, Mr. Rodriguez served as the Chief Financial Officer of America West.  Since December 2007, Mr. Rodriguez has served as the President of Marathon Advisors LLC, a professional services firm providing accounting and business development services to micro-cap and small-cap public companies.  From March 2006 to May 2007, Mr. Rodriguez served as Chief Financial Officer for SH Celera Capital Corporation, an internally managed fund.  From October 2004 to March 2006, Mr. Rodriguez served as an accounting and finance consultant for Jefferson Wells, an international professional services firm.  During 2004 and 2005, he also served as a Director and Chairman of the Audit Committee for Opexa Therapeutics, currently a NASDAQ biotechnology company.  Mr. Rodriguez has been a Certified Public Accountant in the State of Texas since May, 1995.  Mr. Rodriguez holds a B.B.A. from Texas A&M University. Mr. Rodriguez is a director of G/O Business Solutions, Inc.  Mr. Rodriguez has no family relationships with any officers or director of America West Resources, Inc., or any of its subsidiaries.

SIGNATURES

Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly caused  this  report  to  be  signed on its behalf by the undersigned hereunto duly  authorized.

America West Resources, Inc.

By:  /s/       Dan R. Baker

Dan R. Baker

Chief Executive Officer

Dated October 1, 2009